**CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.**

August 3, 2023

SELLER:
[***]



**Pierre Soulages**
Peinture 65 x 143 cm 13 décembre 2008
Acrylic on canvas
25.15 x 56.3 in. (63.9 x 143 cm)

**Sale Date [June 7, 2023]**
**Artcurial Ref: [***]**

| | |
|---|---|
| **Total Cost (Purchase Price w/Commission):** | **€ 819,000.00** |
| **Amount Paid [July 19, 2023]:** | **€ 852,800.00** |
| **Total Refund Due:** | **(€ 33,800.00)** |
| **Total Refund Due in USD:** @ 1.0835 Spot Rate: | **($ 36,622.30)** |

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Please transfer funds in USD to the following account:
Beneficiary Bank: Goldman Sachs Bank USA
SWIFT Code: [***]
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Beneficiary: [***]
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